Exhibit 99.2

March 7, 2005

PERSONAL AND CONFIDENTIAL

Mr. Irik P. Sevin

4 East 72nd Street

New York, NY 10021

Dear Irik:

The purpose of this letter agreement and general release (the “Agreement”) is to acknowledge, and set forth the terms of, our agreement with regard to your termination of employment with Star Gas Partners, L.P. (the “Partnership”), Star Gas LLC (the “LLC”), and their affiliates, successors and assigns (collectively, the “Company”), your termination as Chairman of the Board of Directors of the LLC (the “Board”) and your accepting a position as a consultant to the Company.

1. Resignation.

(a) Resignation from Positions. Effective as of March 7, 2005 (the “Termination Date”), you hereby confirm your resignation as Chairman of the Board and your resignation from employment as the Chief Executive Officer and President of the LLC (and its subsidiaries) under the employment agreement between you and the LLC dated as of September 30, 2001 (the “Employment Agreement”) or otherwise. You also hereby confirm your resignation from any employment with the Partnership and any of its subsidiaries, effective as of the Termination Date. In addition, you hereby confirm your resignation as the Company’s “tax matters partner” for purposes of Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended. Furthermore, effective as of the Termination Date, you hereby confirm your resignation from all offices, positions, trusteeships, committee memberships and fiduciary capacities held with, or on behalf of, the Company or any benefit plans of the Company, other than your position as a member of the Board. You will not represent yourself as being an employee, officer, trustee, agent or representative of any of the foregoing for any purpose.

(b) No Obligation to Rehire. You acknowledge and agree that the Company will not have an obligation to rehire you or to consider you for reemployment after the Termination Date.

Mr. Irik P. Sevin

March 7, 2005

2. Rights and Benefits Upon Termination.

(a) Amounts Payable. On and after the Termination Date, you will not be eligible for any payments, fees, awards, benefits or compensation (including, without limitation, any amounts, fees, awards, or reimbursements paid or provided to directors of the LLC), in each such case, other than as specifically provided herein, and your participation in employee benefit plans of the Company will cease as of the Termination Date, other than as specifically provided herein. Notwithstanding the foregoing, within 5 days of the Termination Date, the Company will provide or cause to be provided to you (i) any unpaid base salary through the Termination Date; (ii) any accrued vacation through the Termination Date (up to five weeks); and (iii) any unreimbursed business expenses incurred through the Termination Date up to an amount of $10,000, subject to your presentment to the Company of appropriate documentation and provided that such business expenses would be eligible for reimbursement under the Company’s business expense reimbursement policies. Notwithstanding anything herein to the contrary, only the LLC (its successors and assigns) will have the obligation to pay you (or your estate) or to provide benefits to you (or your estate) under this Agreement, provided, however, that nothing herein shall be construed as limiting the LLC’s right to reimbursement from the Partnership. Subject to the provisions of Sections 5, 6, 7, 8, 9 and 10 of this Agreement and your not revoking the general release in Section 6 of this Agreement, and with respect to the payments under Section 2(b) of this Agreement, the Supplemental General Release required to be executed by you under Section 7 of this Agreement, and your mother not revoking her general release, you will be entitled to the payments and benefits described in Sections 2(b), (c), (d), (f) and (g) and Sections 3(c), (d) and (e) of this Agreement.

(b) Retirement Benefits. For the 13-year period beginning with the month following the five-year anniversary of the Termination Date (the “Retirement Benefit Period”), the LLC (its successors and assigns) will provide you with a monthly retirement benefit equal to $350,000 divided by 12 ($29,166.67), payable monthly on the first day of each month (the “Retirement Benefit”). In the event of your death prior to the end of the Retirement Benefit Period, the Retirement Benefit will continue to be paid to your estate for the remainder of the Retirement Benefit Period.

(c) Rabbi Trust. Upon the Effective Date, the Company will instruct the trustee of the Amended and Restated Trust entered into by you and the Company on October 2, 2000 (the “Trust”) to distribute to you, subject to applicable withholding: (i) 156,731 senior subordinated units of the limited partnership interest in the Partnership (“Senior Subordinated Units”); (ii) 33,000 common units in the Partnership (“Common Units”); and (iii) the cash held in such trust with earnings and losses thereon through the actual date of distribution.

Mr. Irik P. Sevin

March 7, 2005

(d) Unit Appreciation Rights.

All of the unit appreciation rights (“UARs”) listed on Exhibit B to this Agreement are fully vested and will be payable to you on December 31, 2005, in cash, in an amount equal to any excess of the value of Senior Subordinated Units underlying each such UAR as of the close of trading on December 31, 2005 over the exercise price of the applicable UAR.

The 77,419 UARs granted to you in September, 2002 in lieu of your base salary as part of a salary deferral program implemented by the Company are fully vested and will be payable to you on the Effective Date in the form of Senior Subordinated Units and in an amount to equal $286,963.00 divided by the closing price of one Senior Subordinated Unit on March 7, 2005; provided, however, that in the event that such amount of Senior Subordinated Units exceeds 102,000, any excess amount shall be paid to you in cash, as soon as administratively practicable following the Effective Date.

Notwithstanding the foregoing or any terms in the applicable award agreements, you will not be permitted to further defer the payment date for any of your UARs.

(e) Qualified Retirement Plans. On and after the Termination Date, you will be eligible to receive all benefits due to you under any tax qualified plans sponsored or contributed to by the Company, subject to, and in accordance with, the terms of any such plans.

(f) Health Benefits. The Company will provide you with medical benefits under the Company’s medical plan, as may be amended generally for all employees from time to time, during the Consulting Period (as defined in Section 3(a) of this Agreement); provided, however, that the annual premium paid by the Company on your (or your family’s) behalf will not exceed $7,000. To the extent that the annual premium exceeds $7,000, the Company will automatically deduct such premiums against the fees described in Section 3(c) of this Agreement paid immediately prior to the time the premium payment is to be paid by the Company to the medical insurer. In the event that you are entitled to medical coverage with a new employer, the Company’s obligations under this Section 2(f) will cease. Your coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, will run concurrently with the medical coverage provided hereunder and will not be provided upon the cessation of the coverage provided hereunder.

(g) Automobile Allowance. The Company shall continue to make timely payments throughout the term of its lease for the automobile that you are entitled to under Section 3.3 of the Employment Agreement. Such payments made by the Company will be automatically deducted in advance against the monthly consulting fees described in Section 3(c) of this Agreement. As soon as administratively practicable following the

Mr. Irik P. Sevin

March 7, 2005

end of the lease period, you will purchase the automobile from the Company at its fair market value, as determined by a third party appraiser agreed to by you and the Company.

(h) Personal Effects. The Company shall permit you a reasonable period of time, not to exceed 15 days, after the Termination Date to remove all of your personal files and personal effects from any of the Company’s offices, including, without limitation, your desk, desk chairs and photographs.

3. Consulting Service.

(a) Consulting Period. For a period of five years following the Termination Date (the “Consulting Period”), you will provide services to the LLC in accordance with the terms and conditions hereinafter set forth.

(b) Duties. You will serve as a non-exclusive, senior-level consultant to the LLC. You will report only to the Chairman of the Board (the “Chairman”). It is anticipated that your consulting activities will involve capital-structure and other financial related matters, acquisition opportunities, and litigation matters affecting the Company, as reasonably requested by the Chairman or the Chief Executive Officer of the LLC and that you will perform such additional duties as mutually agreed to between you and the Chairman or the Chief Executive Officer of the LLC. You will devote an amount of time necessary to perform the consulting services reasonably requested by the Chairman hereunder at such times and places as are mutually agreeable to the parties. Notwithstanding the above, and except as otherwise agreed to by the parties, the consulting services shall be rendered telephonically when possible and performed during the course of normal business hours. The LLC acknowledges that this Agreement places no limitation on your ability to engage in other activities of your choosing, including without limitation, ownership of, employment with or consulting to any other entities; provided however, that such activities are not violative of Section 8 hereof. As an independent contractor, you will have no authority to legally bind the Company and will not hold yourself out as having such authority.

(c) Compensation. As compensation for the services to be rendered hereunder, the LLC will pay you an annual consulting fee of $395,000 payable in equal monthly installments on the first day of each calendar month during the Consulting Period. In the event of your death prior to the end of the Consulting Period, the compensation due under this Section 3(c) will continue to be paid to your estate for the remainder of the Consulting Period.

(d) Office and Secretarial Support. For the two-year period following the Termination Date, the LLC will reimburse you for all reasonable expenses incurred in maintaining an office to provide the consulting services under Section 3(b) of this Agreement, provided that such expenses shall in no event exceed $50,000 per year. Such

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March 7, 2005

expenses that shall be subject to reimbursement under this Section shall consist of rent for a suitable offsite office for you and one assistant, telephone expenses, office supplies, computer costs and utilities. The LLC will also provide you with one administrative assistant at the same level as your current assistant during this two-year period.

(e) Reimbursement of Expenses. During the Consulting Period and in addition to Section 3(d) above, the LLC will, upon submission of appropriate documentation, reimburse you for reasonable business expenses for out-of-town travel expenses incurred in connection with the performance of your duties hereunder in accordance with the Company’s policies and procedures for out-of-town travel expenses in effect from time to time; provided, however, that any individual expense in excess of $500.00 and all expenses in any month in the aggregate in excess of $1,000.00 must be approved in writing by the Chairman.

(f) Termination of Consulting Period and Payments. Notwithstanding anything to the contrary in this Agreement, whether express or implied, the LLC may, at any time, terminate your consultancy and the payments and benefits to you provided for under any provision this Agreement, other than any payments and benefits otherwise due to you under the Indemnification Agreements (as such term is defined below), by giving you at least 10 days’ prior notice of the effective date of such termination, upon the unanimous vote of the members of the Board (without regard to your vote) if (i) in the course of providing consulting services hereunder, you engage in an act or omission that results in demonstrable and material economic damage to the Company, as determined by a final judicial or arbitral decision from which no appeal may be taken or (ii) you initiate a challenge to the enforceability or legality of any provision of the voting trust agreement entered into between you, Joseph Cavanaugh and Stephen Russell, dated as of March 7, 2005 (the “Voting Trust Agreement”) (each of (i) and (ii), a “Termination Event”); provided however, that any statements made as required by law, a court of competent jurisdiction, any recognized subpoena power or other legal process shall be deemed not to be a challenge to the enforceability or legality of any provision of the Voting Trust Agreement. The Board may terminate your consultancy and the payments and benefits to you provided for under any provision of this Agreement, other than any payments and benefits otherwise due to you under the Indemnification Agreements (as such term is defined below), pursuant to Section 3(f)(i) only if the Board (x) notifies you hereunder of its intent to terminate you within 90 days of the Board’s discovery of the occurrence of any of such Termination Event and (y) gives you an opportunity, within 15 days after the expiration of the cure period described in Section 3(f)(z) of this Agreement, provided that the underlying circumstances giving rise to such event remains uncured after expiration of the 30 day period, to be heard with counsel at a special Board meeting in connection with the LLC’s termination of the Consulting Period and (z) gives you an opportunity to cure the underlying circumstances giving rise to such Termination Events within thirty (30) business days after the date of such meeting. Notwithstanding anything to the contrary in this Agreement, whether express or implied, you may, at any time after the

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March 7, 2005

12-month period following the Termination Date, terminate your consultancy for any reason by giving at least 60 days’ prior written notice of the effective date of such termination; provided, however, that all payments and benefits provided under Section 3 of this Agreement shall immediately cease.

(g) Independent Contractor. Your engagement under Section 3 of this Agreement will be as an independent contractor, rather than as an employee of the Company, and, except as otherwise specified herein, you will not be entitled to any benefits available to employees or directors of the Company. You acknowledge that you will be solely responsible for any federal, state or local income or self employment taxes arising with respect to your fees hereunder. You also acknowledge that you have no state law workers’ compensation rights with respect to your services under Section 3 of this Agreement.

4. Full Discharge. You agree and acknowledge that the entitlements provided to you under this Agreement are in full discharge of any and all liabilities and obligations of the Company to you, monetarily or with respect to employee benefits or otherwise, including, without limitation, any and all obligations arising under any alleged written or oral employment agreement (including, without limitation, the Employment Agreement), policy, plan or procedure of the Company and/or any alleged understanding or arrangement between you and the Company or any of its officers or directors, excluding (i) any directors and officers insurance policy maintained by or for the benefit of the Company’s officers and/or directors at any time during or after the course of your employment or consultancy with the Company, (ii) your rights, including any indemnity and related rights, provided under the Amended and Restated Agreement of Limited Partnership of Star Gas Partners, L.P., as amended to the date hereof (the “Star Gas LP Agreement”), (iii) your rights, including any indemnity and related rights, provided under the Limited Liability Company Agreement of Star Gas LLC, as amended to the date hereof (the “Star Gas LLC Agreement”), (iv) your rights, including any indemnity and related rights, provided under the Indemnification Agreement between Star Gas LLC and you dated as of April 1, 1999 (the “1999 Indemnification Agreement”), except as provided in Section 11 of this Agreement, and (v) your rights, including any indemnity and related rights, provided under the Voting Trust Agreement (the rights set forth under the Star Gas LP Agreement, the Star Gas LLC Agreement, the foregoing Indemnification Agreement and the Voting Trust Agreement are referred to collectively as the “Indemnification Agreements”). You represent and warrant to the Company that, to the best of your knowledge, you have no other agreements with the Company other than (i) this Agreement, (ii) the Indemnification Agreements (other than the Voting Trust Agreement), (iii) the Noncompetition Agreement (as defined below), (iv) the Trust, (iv) the agreements under which the UARs referred to in Section 2(d) of this Agreement were granted, (v) the Incentive Units Agreement that you entered into with the Partnership under the Partnership’s Employee Incentive Plan, (vi) the agreement entered into by you and the Partnership, dated as of December 27, 2001, pursuant to which you were granted 33,000 restricted Common Units, and (vii) the agreement entered into by you and the Partnership on March 15, 2001, which relates to your June 2000 “Incentive Units Agreement.”

Mr. Irik P. Sevin

March 7, 2005

5. Cooperation. At reasonable times, and upon the receipt of reasonable advance notice from the Company, you agree that you will use your reasonable best efforts to respond and provide information with regard to matters in which you have knowledge as a result of your employment, directorship, consulting or other relationship with the Company, and will provide reasonable assistance, with regard for your other activities, as set forth in Section 3(b) above, to the Company and its representatives in defense of any claims that may be made against or by the Company (other than a claim by the Company against you or any claims that you have against that Company that you have not released under Section 6 or Exhibit A of this Agreement), to the extent that such claims may relate to the period of your employment, directorship, consulting or other relationship with the Company of any kind whatsoever. Upon presentation of appropriate documentation, the Company will pay or reimburse you for all out-of-pocket out-of-town travel expenses you incur in complying with this Section 5.

6. General Release

(a) Release of Claims. For and in consideration of the payments and benefits to be made or provided hereunder and the promises set forth in this Agreement, you, for yourself and for your heirs, dependents, executors, administrators, trustees, legal representatives and assigns (collectively referred to as “Releasors”), hereby forever release, waive and discharge (i) the Company, its and their employee benefit and/or pension plans or funds, insurers, successors and assigns, (ii) all past, present and/or future officers, directors, trustees, members, partners, employees, fiduciaries, administrators, controlling persons and successors and assigns of the foregoing, and (iii) all of the past, present and/or future agents, representatives and attorneys (including outside legal counsel) of any of the persons or entities described in (i) or (ii) in this Section 6(a) and any of its and their successors and assigns in all cases whether acting as agents for or with respect to the Company or in their individual capacities (collectively referred to as “Releasees”), from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which Releasors ever had or now have against Releasees by reason of any actual or alleged act, omission, transaction, practice, policy, procedure, conduct, occurrence, or other matter up to and including the date of your execution of this Agreement, including without limitation, those in connection with, or in any way related to or arising out of, your employment, service as a director, service as an officer, service as a trustee, service as a fiduciary or termination of any of the foregoing or any other agreement, understanding, relationship, arrangement, act, omission or occurrence, with the Company or other claims.

(b) Additional Release of Claims. Without limiting the generality of the foregoing, this Agreement is intended and will release the Releasees from any and all claims, whether known or unknown, which Releasors ever had or now have against the Releasees including, but not limited to, (i) any claim of discrimination or retaliation under the Age Discrimination in Employment Act (“ADEA”) 29 U.S.C. Section 621 et seq., Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Employee

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March 7, 2005

Retirement Income Security Act of 1974, as amended (“ERISA”) or the Family and Medical Leave Act; (ii) any claim under the New York State Human Rights Law and the New York City Administrative Code; (iii) any other claim (whether based on federal, state or local law or ordinance statutory or decisional) relating to or arising out of your employment and service as a director to the Company, the terms and conditions of such employment and service, the termination of such employment and service and/or any of the events relating directly or indirectly to or surrounding the termination of such employment and service, and/or any of the events relating directly or indirectly to or surrounding the termination of such employment and service, including, but not limited to, breach of contract (express or implied), tort, wrongful discharge, detrimental reliance, defamation, emotional distress or compensatory or punitive damages; and (iv) any claim for attorney’s fees, costs, disbursements and the like related to any claim described in Sections 6(b)(i), 6(b)(ii) or 6(b)(iii) above.

(c) Adversarial Actions. You agree that you will not, from any source or proceeding, seek or accept any award or settlement with respect to any claim or right covered by Sections 6(a) or (b) above, including, without limitation, any source or proceeding involving any person or entity, the United States Equal Employment Opportunity Commission or other similar federal or state agency. Except as otherwise required by law, you further agree that you will not, at any time hereafter, commence, maintain, prosecute, participate in as a party, permit to be filed by any other person on your behalf (to the extent it is within your control or permitted by law), or assist in the commencement or prosecution of as an advisor, witness (unless compelled by legal process or court order) or otherwise, any action or proceeding of any kind, judicial or administrative (on your own behalf, on behalf of any other person and/or on behalf of or as a member of any alleged class of persons) in any court, agency, investigative or administrative body against any Releasee with respect to any actual or alleged act, omission, transaction, practice, conduct, occurrence or any other matter up to and including the date of your execution of this Agreement which you released pursuant to Sections 6(a) or (b) above. You further represent that, as of the date you sign this Agreement, you have not taken any action encompassed by this Section 6(c). If, notwithstanding the foregoing promises, you violate this Section 6(c), you will indemnify and hold harmless Releasees from and against any and all demands, assessments, judgments, costs, damages, losses and liabilities and attorneys’ fees and other expenses which result from, or are incidents to, such violation. Notwithstanding anything herein to the contrary, this Section 6(c) will not apply to any claims that you may have under the ADEA and will not apply to the portion of the release provided for in Sections 6(a) or (b) relating to the ADEA.

(d) Preserved Rights. The sole matters to which the release and covenants in this Section 6 do not apply are: (i) your rights under this Agreement, your rights under the Indemnification Agreements, including your rights of indemnification and related rights (except as provided in Section 11 of this Agreement) or otherwise with regard to

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your service as an officer or director of the Company (if any) and your rights under any D&O policy maintained by or for the benefit of the Company or its employees or directors at any time during or after the course of your employment with the Company (if any); (ii) your rights to contribution (if any) with regard to your service as an officer and director of the Company; and (iii) your rights as a unitholder of the Company (if any).

7. Supplemental General Release. In connection with this Agreement, upon the termination of the Consulting Period, you will execute the Supplemental General Release form attached as Exhibit A hereto.

8. Restrictive Covenants.

(a) Confidentiality. You hereby acknowledge the restrictive covenant in Section 5 of the Employment Agreement relating to confidentiality. You acknowledge and agree that such restrictive covenant survives your termination of employment with the Company and remains enforceable after the Termination Date; provided, however that restrictions contained in such section will remain enforceable indefinitely and will be inapplicable with respect to disclosures required by law, a court of competent jurisdiction, any recognized subpoena power or other legal process.

(b) Noncompetition Agreement. You hereby acknowledge the agreement entered into by you to induce you to close under an amended and restated plan and agreement of merger dated as of February 3, 1999, as amended March, 1999, among the Partnership, Star Gas Propane, L.P., Petroleum Heat and Power Co., Inc. and Petro/Mergeco, Inc. (the “Noncompetition Agreement”). You acknowledge and agree that the Noncompetition Agreement survives your termination of employment with the Company and remains enforceable after the Termination Date.

(c) Other Competitive Activities. During the Consulting Period, you will not, prepare, make, engage or seek, and will not assist a third party in, preparing or making an unsolicited bid for the Company, engaging in a proxy contest with the Company, seeking to remove the LLC as the Partnership’s general partner, or engaging in any similar activity.

(d) Non-Solicitation of Customers. During the Consulting Period, you will not personally nor provide specific customer information enabling others to, solicit heating oil business from, or perform heating oil related services for, or provide specific Company customer information to induce others to perform heating oil services for, any individual, company or other business entity which now is or at any time during the Consulting Period was a client or customer of the Company or its affiliates, in each case of the type now or then currently provided by the Company.

(e) Nonsolicitation of Employees. You hereby covenant and agree that during the Consulting Period (i) you will not attempt to influence, persuade or induce, or assist

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any other person in so persuading or inducing, any full time employee of the Company (other than Susan Hope) to give up, or to not commence, employment or a material or exclusive business relationship with the Company and (ii) you will not hire or retain any such employee, or take any action to assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee. Nothing herein will prevent you from serving as a reference for any employee of the Company.

(f) Blue Pencil. If a court holds that the duration, scope, area or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, area or other restrictions reasonable under such circumstances will be substituted for the stated duration, scope, area or other restrictions.

(g) Enforceability. The existence of any claim or cause of action of you against the Company, whether or not predicated upon the terms of this Agreement, will not constitute a defense to the enforcement of the provisions of this Section 8.

(h) Complete Understanding. The provisions of this Section 8 represent the complete understanding between you and the Company regarding your business activities after the Termination Date and supersede Sections 5 and 6 of the Employment Agreement, except as expressly provided herein.

(i) Irreparable Harm/Injunctive Relief. The parties acknowledge that any violation of this Section 8 can cause substantial and irreparable harm to the Company. Therefore, the Company will be entitled to pursue any and all legal and equitable remedies, including but not limited to any injunctions.

9. Access to Documents - Press Releases. The Company and you agree that: (i) each party to this Agreement will cooperate to the fullest extent possible in providing, exchanging and/or granting access to information regarding or relating to any litigation matter involving the Company or your service to the Company; except for information subject to the attorney client or work product privilege, or information that the Company concludes by its outside counsel that it would be adverse to the Company’s interests to disclose, (ii) so long as no conflict exists, as determined by the Company’s outside counsel, you shall be permitted to participate in and provide input with regard to the conduct of such litigation and you and the Company shall be permitted to communicate with any attorney or attorneys retained by the other party in connection with your defense of such litigation. Additionally, except as prohibited by law, the Company agrees that, during the 24-hour period (or less, if the circumstances so warrant) prior to their release, the Company will forward to an email address designated by you all press releases prepared by the Company which mention you so you can provide comments thereon to the Company, which comments will be reasonably considered by the Company.

10. Return of Company Documents. Within 30 days of the Effective Date, you will deliver to the Company any and all notes, memoranda, documents, together with all copies thereof, and any other material containing or disclosing any confidential or proprietary

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information (whether in written, printed, electronic or other form) (the “Company Documents”); provided, however, that you may retain any such Company Documents you reasonably determine, in good faith, are necessary to perform the consulting services described in Section 3(b) of this Agreement; provided further, that you shall return such Company Documents at the termination of the Consulting Period. You further agree that any property situated on Company’s premises and owned by Company including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time, with or without notice, for the purpose of protecting the Company’s rights and interests in its confidential or proprietary information.

11. Indemnification. The Company hereby agrees to continue to indemnify you and hold you harmless to the fullest extent permitted under applicable law, under the Indemnification Agreements, as such agreements exist as of the date hereof without giving any effect to any subsequent amendment to any such document if and to the extent that the indemnification protection under such agreement would be reduced or eliminated by such amendment, against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including attorney’s fees), losses, and damages resulting from your performance of your duties and obligations with the Company, whether before or after the Termination Date. Notwithstanding any other provision of this Agreement or any of the Indemnification Agreements, if (but only if), in connection with the defense of any litigation or other proceeding brought against you relating to your service to the Company prior to the Termination Date and/or against the Company and/or its officers, employees or directors, (i) one or more defenses to any such litigation are available to you, which defense(s) materially differ from or are in addition to any of the defenses that are available to or for any other defendant to any such litigation so as to warrant the retention of separate counsel, or (ii) there exists any material conflict of interest between you and any other defendant to any such litigation, you shall be entitled to retain legal counsel of your choice subject to the Company’s approval which shall not be unreasonably withheld at the sole expense of the Company, subject to the terms of the Company’s applicable indemnification agreements, insurance policies and governing statutes.

None of the provisions of this Agreement or the actions contemplated hereunder shall be considered in determining whether a “Change in Control” or “Potential Change in Control” has occurred under the 1999 Indemnification Agreement. Notwithstanding anything herein to the contrary, Section 16 of the 1999 Indemnification Agreement shall be null and void and you hereby irrevocably waive any and all rights under such section.

12. Miscellaneous.

(a) Entire Agreement. This Agreement represents the complete understanding between you and the Company with respect to the subject matter hereof and supersedes any and all other agreements between the parties, including without limitation, the Employment Agreement (except as otherwise provided in (a) the Voting Trust Agreement, (b) this Agreement, (c) the Indemnification Agreements (except for Section 16 of the 1999 Indemnification Agreement), (d) any D&O policy maintained by or for the

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benefit of the Company or its officers, employees or directors at any time during or after your employment and consultancy with the Company and (e) the Noncompetition Agreement). No other promises or agreements will be binding unless in a subsequent writing and signed by you and the Company. Notwithstanding anything contained in Section 6 of this Agreement, the rights to the parties under the Star Gas LLC Agreement and the Star Gas Partnership Agreement shall not be affected, except as expressly provided herein.

(b) Notices. All notices under this Agreement will be given in writing and will be either delivered personally or sent by certified or registered mail, return receipt requested, addressed to the other party at the appropriate address first set forth above, or to such other address as such party will designate by written notice as aforesaid. Notices will be deemed given when received or two days after mailing, whichever is earlier.

(c) Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

(d) Arbitration. Any dispute or controversy arising under or in connection with this Agreement will be settled exclusively by arbitration conducted in New York, New York under the Commercial Arbitration Rules then prevailing of the American Arbitration Association and such submission will request the American Arbitration Association to: (a) appoint a single arbitrator experienced and knowledgeable concerning the matter then in dispute to preside over the arbitration; (b) require the testimony to be transcribed; (c) require the award to be accompanied by findings of fact and the statement for reasons for the decision; and (d) request the matter to be handled by and in accordance with the expedited procedures provided for in the Commercial Arbitration Rules. The determination of the arbitrator, which will be based upon a de novo interpretation of this Agreement, will be final and binding and judgment may be entered on the arbitrator’s award in any court having jurisdiction.

(e) Governing Law. Except as it may be preempted by ERISA, this Agreement will be governed and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

(f) Severability. If, at any time after the execution of this Agreement, any provision of this Agreement is held to be illegal or unenforceable by a court of competent jurisdiction or by an arbitrator solely such provision will be of no force or effect. Except with respect to claims under the ADEA, if you seek to challenge the validity of or otherwise vitiate this Agreement, you will, as a precondition, be required to repay the Company all amounts paid to you by the Company pursuant to this Agreement and the

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Company will not be required to make any additional payments. For the avoidance of doubt, the assertion by you of a claim arising out of, or any attempt by you to enforce, this Agreement, or any challenge by you to the Company’s interpretation of any provision of this Agreement shall not constitute a challenge to the validity of, or an attempt to vitiate, this Agreement.

(g) Successors. This Agreement is binding upon, and will inure to the benefit of, you and the Company and your and its respective heirs, executors, administrators, successors and assigns, provided that you may not assign this Agreement or any of your rights or duties hereunder.

(h) Legal Fees. The Company will pay you or your designee for your reasonable legal fees (based on standard, non-premium billing rates) incurred in connection with the negotiation and execution of this Agreement and the Voting Trust Agreement.

(i) Withholding Taxes. The Company may withhold from all payments due hereunder such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

(j) Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

13. Acknowledgment. You acknowledge that you have been advised by the Company in writing to consult independent legal counsel of your choice before signing this Agreement. You further acknowledge that you have had the opportunity to consult, and you have consulted with, independent legal counsel and to consider the terms of this Agreement for a period of at least 21 days.

14. Effective Date. You further acknowledge that this Agreement will not become effective until the eighth day following your execution of this Agreement (the “Effective Date”), and that you may at any time prior to the Effective Date revoke this Agreement by delivering written notice of revocation to the Company at 2187 Atlantic Street Stamford, CT 06902, to the attention of the Chairman. In the event that you revoke this Agreement prior to the eighth day after its execution, this Agreement and the promises contained in the Agreement, will automatically be null and void.

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Mr. Irik P. Sevin

March 7, 2005

If this Agreement is acceptable to you, please sign the enclosed duplicate original and return the signed Agreement to me.

STAR GAS LLC

By:
Name:
Title:

Accepted and Agreed to:

By:	/s/ Irik P. Sevin
Irik P. Sevin

Dated: March , 2005

Exhibit A

Supplemental General Release

To:	Star Gas LLC

2187 Atlantic Street

Stamford, CT 06902

Attention:

1. I hereby sign this Supplemental General Release for and in consideration of the payments and benefits previously paid or provided to me or to be made or provided to me and the promises set forth herein and in the letter agreement, dated March 7, 2005 between Star Gas Partners, L.P., Star Gas LLC (the “LLC”), and their affiliates, successors and assigns (collectively, the “Company”) and me (the “Letter Agreement”). I further acknowledge that the payments, benefits and other entitlements under the Letter Agreement exceed any payment, benefit, or other thing of value to which I might otherwise be entitled under any policy, plan or procedure of the Company or any prior agreement between me and the Company.

2. Supplemental General Release. (a) For and in consideration of the payments and benefits previously paid or provided to me, payments to be made to me under the Letter Agreement, and other good and valuable consideration, I, for myself and for my heirs, dependents, executors, administrators, trustees, legal representatives and assigns (collectively referred to as “Releasors”), hereby forever release, waive and discharge (i) the Company, its and their employee benefit and/or pension plans or funds, insurers, successors and assigns, (ii) all past, present and/or future officers, directors, trustees, members, partners, employees, fiduciaries, administrators, controlling persons and successors and assigns of the foregoing, and (iii) all of the past, present and/or future agents, representatives and attorneys (including outside legal counsel) of any of the persons or entities described in (i) or (ii) in this Section 2(a) and any of its and their successors and assigns in all cases whether acting as agents for or with respect to the Company or in their individual capacities (collectively referred to as “Releasees”), from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which Releasors ever had or now have against Releasees by reason of any actual or alleged act, omission, transaction, practice, policy, procedure, conduct, occurrence, or other matter up to, and including, the date of my execution of this Supplemental General Release, including without limitation, those in connection with, or in any way related to or arising out of, any of my positions with the Company or termination thereof.

(b) Without limiting the generality of the foregoing, this Supplemental General Release is intended and will release the Releasees from any and all claims, whether known or unknown, which Releasors ever had or now have against the Releasees including, but not limited to, (i) any claim of discrimination or retaliation under the Age Discrimination in Employment Act (“ADEA”) 29 U.S.C. Section 621 et seq., Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, as amended, or the Family and Medical Leave Act; (ii) any claim under the New York State Human Rights Law and the New York City Administrative Code; (iii) any other claim (whether based on federal, state or local law or ordinance statutory or decisional) relating to or arising out of my service with the Company, the terms and conditions of such service, the termination of such service and/or any of the events relating directly or indirectly to or surrounding the termination of such service, and/or any of the events relating directly or indirectly to or surrounding the termination of such service, including, but not limited to, breach of contract (express or implied), tort, wrongful discharge, detrimental reliance, defamation, emotional distress or compensatory or punitive damages; and (iv) any claim for attorney’s fees, costs, disbursements and the like related to any claims described in Sections 2(b)(i), 2(b)(ii) or 2(b)(iii) above.

(c) I agree that I will not, from any source or proceeding, seek or accept any award or settlement with respect to any claim or right covered by Sections 2(a) or (b) above. I further agree that I will not, at any time hereafter, commence, maintain, prosecute, participate in as a party, permit to be filed by any other person on my behalf (to the extent it is within my control or permitted by law), or assist in the commencement or prosecution of as an advisor, witness (unless compelled by legal process or court order) or otherwise, any action or proceeding of any kind, judicial or administrative (on my own behalf, on behalf of any other person and/or on behalf of or as a member of any alleged class of persons) in any court, agency, investigative or administrative body against any Releasee with respect to any actual or alleged act, omission, transaction, practice, conduct, occurrence or any other matter up to and including the date of my execution of this Supplemental General Release which I released pursuant to Sections 2(a) or (b) above. I further represent that, as of the date I sign this Supplemental General Release, I have not taken any action encompassed by this Section 2(c). If, notwithstanding the foregoing promises, I violate this Section 2(c), I will indemnify and hold harmless Releasees from and against any and all demands, assessments, judgments, costs, damages, losses and liabilities and attorneys’ fees and other expenses which result from, or are incidents to, such violation. Notwithstanding anything herein to the contrary, this Section 2(c) will not apply to any claims that I may have under the ADEA and will not apply to the portion of the release provided for in Sections 2(a) or (b) relating to the ADEA.

(d) The sole matters to which the release and covenants in this Section 2 do not apply are: (i) my rights under the Letter Agreement, my rights under the Indemnification Agreements, including my rights of indemnification and related rights (except as provided in Section 11 of the Letter Agreement) or otherwise with regard to my service as an officer or director of the Company (if any) and my rights under any D&O policy maintained by or for the benefit of the Company or its employees or directors at any time during or after the course of my employment with the Company (if any); (ii) my rights to contribution (if any) with regard to my service as an officer and director of the Company; and (iii) my rights as a unitholder of the Company (if any). All capitalized terms in this Section 2(d) shall have the meaning ascribed to them in the Letter Agreement.

3. Governing Law; Enforceability. The interpretation of this Supplemental General Release will be governed and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. If any provisions of this Supplemental General Release will be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability will not affect the remaining provisions hereof which will remain in full force and effect.

A-2

4. Acknowledgement. I acknowledge that I have been advised by the Company in writing to consult independent legal counsel of my choice before signing this Supplemental General Release. I further acknowledge that I have had the opportunity to consult, and I have consulted with, independent legal counsel and to consider the terms of this Supplemental General Release for a period of at least 21 days.

5. Effective Date. I further acknowledge that this Supplemental General Release will not become effective until the eighth day following my execution of this Supplemental General Release (the “Effective Date”), and that I may at any time prior to the Effective Date revoke this Supplemental General Release by delivering written notice of revocation to the Company at 2187 Atlantic Street Stamford, CT 06902, to the attention of the Chairman of the Board of Directors of the LLC. In the event that I revoke this Supplemental General Release prior to the eighth day after its execution, this Supplemental General Release and the promises contained in the Letter Agreement, will automatically be null and void.

6. Entire Agreement. I understand that this Supplemental General Release and the Letter Agreement constitute the complete understanding between the Company and me and that no other promises or agreements will be binding unless in writing and signed by me and the Company after the date hereof.

7. Counterparts. This Supplemental General Release may be executed in several counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

By:	/s/ Irik P. Sevin	STAR GAS LLC
Irik P. Sevin

Dated: , 200		By:
Name:
Title:

Dated: , 200

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Exhibit B

Unit Appreciation Rights

Date of Grant	Number of Vested Unit Appreciation Rights	Exercise Price	Vesting Date
December 1, 1999, as amended on November 14, 2001	381,304	$7.8536	25% vested on each of: (i) January 31, 2001, (ii) December 1, 2001, (iii) December 1, 2002 and (iv) December 1, 2003.

December 1, 2000, as amended on November 14, 2001	54,715	$7.6259	January 5, 2001